SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): February 12, 2004

                             KESTREL ENERGY, INC.
            (Exact Name of Registrant as Specified in its Charter)

        Colorado                 0-9261                      84-0772451
(State of Incorporation)    (Commission File              (IRS Employer ID
                                 Number)                       Number)

                         1726 Cole Boulevard, Suite 210
                            Lakewood, Colorado 80401
                    (Address of Principal Executive Offices)

                                 (303) 295-0344
                         (Registrant's Telephone Number,
                              including Area Code)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      Kestrel Energy, Inc., the Registrant, issued a press release on February 12, 2004, reporting operating results for the second fiscal quarter ended December 31, 2003. The text of that press release is as follows:


FOR IMMEDIATE RELEASE:                                          NEWS
February 12th, 2004                                          OTCBB-KEST

        KESTREL ENERGY REPORTS 64% INCREASE IN SECOND QUARTER REVENUES

Kestrel Energy Inc. (OTCBB: KEST), an oil and gas exploration and production company today announced its financial results for the second quarter of fiscal year 2004. The Company is reporting a net loss of $54,604 for the three-month period ended December 31, 2003, as compared to a net loss of $203,630 during the comparable period of 2002.

The improved results are largely attributable to improved oil and gas revenues for the three months ended December 31, 2003 of $391,938 compared to $249,659 during the same period of 2002, an increase of $142,279 or 64%. The increase in revenues was primarily the result of higher oil and gas prices received during the quarter and improved production from the Company's Hilight CBM project versus the same period a year ago.

The Company's total expenses for the third quarter ended December 31, 2003 increased $40,044, or 9%, to $510,019 as compared to $469,975 a year ago. The increase in overall expenses is primarily due to higher lease operating expenses and higher dry hole expenses offset by lower general and administrative costs and lower interest expenses. The higher lease operating expenses are primarily due to higher taxes on higher revenues and a greater number of operating wells at the Company's Hilight CBM field, located in Campbell County, Wyoming. During the quarter the Company participated in the development of 3 additional wells at Hilight and expects to continue development at this pace in the near future.

General and administrative costs for the three months ended December 31, 2003 decreased $43,938, or 21%, to $166,746 as compared to $210,684 for the same period a year ago. This decrease was primarily attributable to lower office expense, lower accounting fees and zero Nasdaq fees offset by higher insurance costs.

Interest expense and loan fees for the three-month period ended December 31, 2003 decreased $46,737, or 72%, to $17,802 from $64,539 a year ago. The decrease is attributable to lower average borrowings outstanding during the period.

At December 31, 2003, the Company had a working capital deficit of $151,835. This compares to the Company's working capital deficit of $4,643 as of June 30, 2003. The increase in working capital deficit of $147,192 was primarily the result of a decrease of $151,955 in total current assets including cash and accounts receivable against similar current liabilities.

Barry Lasker, President and CEO said "The Company's financial position has further improved this quarter as we continue to increase our revenues and cut our costs. The successful development of our Hilight CBM field has continued during the quarter and we are now beginning to develop an additional, shallower, coal seam with excellent initial results. In addition, our recent farmout of 30,000 acres near Rock Springs, Wyoming for coal bed methane development, though unproven, may provide a significant upside for our shareholders if the play proves to be commercial. We currently anticipate that the first well will be drilled during the second quarter of calendar year 2004. We look forward to reporting our results to you next Quarter."

Headquartered in Denver, Kestrel has producing properties in Wyoming, Oklahoma, New Mexico and Texas.

   Statements made in this press release that are not historical facts may be forward looking statements, including but not limited to statements using words like "may", "believe", "expect", "anticipate", "should" or "will". Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information. In addition, while the Company's current plans are to drill a number of wells and develop the properties cited herein at the time and in the manner described, various factors, including but not limited to actual drilling results, equipment availability or breakage, limited financial resources, or other problems, could change those plans. A description of the risks and uncertainties which generally attendant to Kestrel Energy and its industry and other factors which could affect the Company's financial results are included in the Company's report to the Securities and Exchange Commission on Form 10-KSB.

                                     ###
                                    CONTACTS:
                                 Kestrel Energy
                             Barry Lasker, President
                                  303/295-0344
                        E-mail: mtemple@kestrelenergy.com


                                 * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  February 12, 2004                  KESTREL ENERGY, INC.


                                          By: /S/BARRY D. LASKER
                                             --------------------------------
                                              Barry D. Lasker, President